Exhibit 10.14

Confidential

FASTLY, INC.

CHANGE OF CONTROL AND RETENTION AGREEMENT

This Change of Control and Retention Agreement (the “Agreement”) is made and entered into by and between Paul D. Luongo (the “Executive”) and Fastly, Inc. (the “Company”), as of February 26, 2014.

RECITALS

A. It is possible that the Company may from time to time receive acquisition proposals by other companies. The Board of Directors of the Company (the “Board”) recognizes that consideration of any such proposals can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein) of the Company.

B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Executive with an incentive to continue his or her employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

C. The Board believes that it is imperative to provide the Executive with certain benefits upon the Executive’s termination of employment following a Change of Control. These benefits will provide the Executive with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

D. Certain capitalized terms used in the Agreement are defined in Section 5 below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Term of Agreement. This Agreement shall terminate upon the date that all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

2. At-Will Employment. The Company and the Executive acknowledge that the Executive’s employment is and shall continue to be at-will, as defined under applicable law, except as may otherwise be specifically provided under the terms of any written formal employment agreement or offer letter between the Company and the Executive (an “Employment Agreement”). If the Executive’s employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company’s established employee plans. For the avoidance of doubt, this Agreement is intended to provide the sole severance benefits to Executive in connection with the termination of Executive’s employment within the Change of Control Period (as defined below), and shall replace and supersede any severance benefits provided to Executive under any existing Employment Agreement.

3. Severance Benefits.

(a) Involuntary Termination Other than for Cause or Voluntary Termination for Good Reason During the Change of Control Period. If within the period commencing three months prior to a Change of Control and ending eighteen (18) months following a Change of Control (the “Change of Control Period”) (i) the Executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for “Good Reason” (as defined herein), or (ii) the Company (or any parent or subsidiary of the Company) terminates the Executive’s employment for other than “Cause” (as defined herein), and provided such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1. 409A-1(h), without regard to any alternative definition thereunder) and the Executive signs and does not revoke a standard release of claims with the Company in a form substantially similar to that attached hereto as Exhibit A (the “Release”) and as described in Section 3(f)(iii) below, then the Executive shall receive the following severance benefits from the Company:

(i) Stock Options, Restricted Stock Units, Other Equity Compensation. All of the Executive’s then outstanding unvested stock options to purchase shares of the Company’s Common Stock (the “Options”) shall immediately vest as to one hundred percent (100%) of the then unvested Option shares. The Options shall remain exercisable following the termination of employment for the period prescribed in the respective option agreements. Additionally, all of Executive’s outstanding unvested Restricted Stock or Restricted Stock Units (collectively, the “Restricted Stock Units”) shall immediately vest as to one hundred percent (100%) of the then unvested Restricted Stock Units. All other unvested Company equity compensation held by Executive shall also immediately vest as to one hundred percent (100%) of the then unvested equity compensation. In the event that Executive’s termination occurs prior to the consummation of the Change of Control, the vesting acceleration set forth in this section shall be contingent upon the consummation of the Change of Control transaction. If, in connection with a Change of Control, unvested Options, Restricted Stock Units or other equity held by Executive will be terminated as a result of the successor entity electing not to assume or continue such equity interests, then one hundred percent (100%) of the unvested Options, Restricted Stock Units or other equity interests will become vested immediately prior to the consummation of the Change of Control transaction.

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(b) Timing of Severance Payments. Subject to Section 3(f) below, the severance payments to which Executive is entitled shall be paid by the Company to Executive in cash and in full, not later than ten (10) calendar days after the date upon which the Release becomes effective. If the Executive should die after his termination date but before all amounts have been paid, such unpaid amounts shall be paid in a lump-sum payment (less any withholding taxes) to the Executive’s designated beneficiary, if living, or otherwise to the personal representative of the Executive’s estate.

(c) Voluntary Resignation; Termination for Cause. If the Executive’s employment with the Company terminates (i) voluntarily by the Executive other than for Good Reason or due to Disability or (ii) for Cause by the Company, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

(d) Termination Outside Change of Control Period. In the event the Executive’s employment is terminated for any reason outside of the Change of Control Period, then the Executive shall be entitled to receive severance and any other benefits only as may then be established under the Company’s existing written severance and benefits plans and practices or pursuant to other written agreements with the Company.

(e) Exclusive Remedy. In the event of a termination of Executive’s employment within the Change of Control Period, the provisions of this Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which the Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement or any other agreement with the Company. The Executive shall be entitled to no benefits, compensation or other payments or rights upon termination of employment following a Change in Control other than those benefits expressly set forth in this Section 3.

(f) Code Section 409A.

(i) Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A of the Code, and the final regulations and any guidance promulgated thereunder (“Section 409A”) at the time of Executive’s separation from service (as such term is defined in Section 409A), then the cash severance benefits payable to Executive under this Agreement, if any, and any other severance payments or separation benefits that may be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) otherwise due to Executive on or within the six (6) month period following Executive’s separation from service shall accrue during such six (6) month period and shall become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent payments, if any, shall be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following his separation from service but prior to the six (6) month anniversary of his date of separation from service, then any payments delayed in accordance with this Section shall be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits shall be payable in accordance with the payment schedule applicable to each payment or benefit.

(ii) It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder shall be subject to the additional tax imposed under Section 409A, and any ambiguities herein shall be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to Executive.

(iii) Notwithstanding any other provisions of this Agreement, Executive’s receipt of severance payments and benefits under this Agreement is conditioned upon Executive signing and not revoking the Release and subject to the Release becoming effective within sixty (60) days following Executive’s termination of employment (the “Release Period”). No severance will be paid or provided until the Release becomes effective. No severance will be paid or provided unless the Release becomes effective during the Release Period. In the event Executive’s separation from service occurs on or after November 1 of any year, any severance will be paid in arrears on the first payroll date to occur during the following calendar year, or such later time as required by Section 409A.

4. Golden Parachute Excise Tax Best Results. In the event that the severance and other benefits provided for in this agreement or otherwise payable to Executive (a) constitute “parachute payments” within the meaning of Code Section 280G and (b) would be subject to the excise tax imposed by Section 4999 of the Code, then such benefits shall be either:

(i) delivered in full, or

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(ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 4 will be made in writing by an accounting firm or other tax expert selected by the Company or such other person or entity to which the parties mutually agree (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4. Any reduction in payments and/or benefits required by this Section 4 shall occur in the following order: (1) reduction of cash payments; and (2) reduction of other benefits paid to Executive. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant for Executive’s equity awards.

5. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

(a) Cause. “Cause” shall mean (i) an act of personal dishonesty taken by the Executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Executive, (ii) Executive being convicted of a felony, (iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the Executive of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the Executive has not substantially performed his duties, continued violations by the Executive of the Executive’s obligations to the Company which are demonstrably willful and deliberate on the Executive’s part.

(b) Change of Control. At any time prior to the date the Company first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “Change of Control” means an “Acquisition” as such term is defined in Section 4(b) of Article IV in the Company’s Amended and Restated Certificate of Incorporation in effect as of the date of this Agreement. On or after the date the Company first becomes subject to the reporting requirements of the Exchange Act, “Change of Control” shall mean the occurrence of any of the following, in one or a series of related transactions:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) Any action or event occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) The consummation of the sale, lease or other disposition by the Company of all or substantially all the Company’s assets.

(c) Good Reason. “Good Reason” means that Executive resigns his or her employment after any of the following is undertaken by the Company (or its acquirer) without Executive’s express written consent: (i) a material reduction of Executive’s duties, title, authority or responsibilities, relative to the Executive’s duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Executive of such reduced duties, title, authority or responsibilities, including a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity; (ii) a material reduction of Executive’s base salary potential bonus and/or employee benefits; or (iii) the relocation of

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the Company’s offices such that Executive is regularly required to commute to a location more than thirty-five (35) miles from the City of San Francisco in order to perform Executive’s job duties; provided, however, that to resign for Good Reason, Executive must (1) provide written notice to the Company’s Vice President of Human Resources within 30 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for Executive’s resignation, (2) allow the Company at least 30 days from receipt of such written notice to cure such event, and (3) if such event is not reasonably cured within such period, Executive’s resignation from all positions Executive then holds with the Company is effective not later than 90 days after the expiration of the cure period .

6. Successors.

(a) The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

(b) The Executive’s Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7. Notice.

(a) General. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to Executive, at his or her last known residential address and (ii) if to the Company, at the address of its principal corporate offices (attention: Secretary), or in any such case at such other address as a party may designate by ten (10) days’ advance written notice to the other party pursuant to the provisions above.

(b) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason or due to Disability or as a result of a voluntary resignation shall be communicated by a notice of termination to the other party hereto given in accordance with Section 6(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his or her rights hereunder.

8. Miscellaneous Provisions.

(a) No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

(b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(d) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.

(e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. The Superior Court of San Francisco County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection with this Agreement.

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(f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

(h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this amended and restated Agreement, in the case of the Company by its duly authorized officer, as of the last date signed below.

	FASTLY, INC.		EXECUTIVE

By:	/s/ William B. Kaufmann	By:	/s/ Paul D. Luongo
Name:	William B. Kaufmann	Name:	Paul D. Luongo
Title:	Chief Operating Officer	Date:	February 26, 2014
Date:	February 26, 2014

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Confidential

EXHIBIT A

FASTLY, INC.

RELEASE OF CLAIMS

This Release of Claims (“Agreement”) is made by and between Fastly, inc. (the “Company”), and                     (“Executive”).

WHEREAS, Executive has agreed to enter into a release of claims in favor of the Company upon certain events specified in the Change of Control and Retention Agreement by and between Company and Executive (the “Change of Control Agreement”).

NOW THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:

1. Termination. Executive’s employment from the Company terminated on                     .

2. Confidential Information. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employee Inventions and Proprietary Rights Assignment Agreement between Executive and the Company. Executive shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

3. Payment of Salary. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive.

4. Release of Claims. Except as set forth in the last paragraph of this Section 4, Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the date on which Executive signs this Agreement including, without limitation,

(a) any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq . and section 970, et seq . and all amendments to each such Act as well as the regulations issued thereunder;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any severance obligations due Executive under the Change of Control Agreement. Nothing in this Agreement waives Executive’s rights to indemnification or any payments under any fiduciary insurance policy, if any, provided by any act or agreement of the Company, state or federal law or policy of insurance or to any claims that

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are not waivable as a matter of law. In addition, nothing in this Agreement prevents Executive from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that Executive acknowledges and agrees that he is hereby waiving his right to any monetary benefits in connection with any such claim, charge or proceeding.

5. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. Any revocation should be in writing and delivered to the Vice-President of Human Resources at the Company by close of business on the seventh day from the date that Executive signs this Agreement.

6. Civil Code Section 1542. Executive represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. Executive acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code 1542, below, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any statute or common law principles of similar effect.

7. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

8. Application for Employment. Executive understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company.

9. No Cooperation. Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

10. No Admission of Liability. No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Executive or to any third party.

11. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

12. Authority. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

13. No Representations. Executive represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

14. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

15. Entire Agreement. This Agreement, along with the Change of Control Agreement, the Employee Confidentiality Agreement, and Executive’s written equity compensation agreements with the Company, represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company.

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16. No Oral Modification. This Agreement may only be amended in writing signed by Executive and an authorized officer of the Company.

17. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

18. Effective Date. This Agreement is effective eight (8) days after it has been signed by both Parties.

19. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have had the opportunity of being represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains;

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

	FASTLY, INC.		EXECUTIVE

By:		By:
Name:		Name:
Title:		Date:
Date:

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